UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COGDELL SPENCER INC.
(Exact name of registrant as specified in its charter)

Maryland	20-3126457
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina (Address of principal executive offices)	28209-4670 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.500% Series A Cumulative Redeemable Perpetual Preferred Stock	The New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-163113
     Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Our Series A Preferred Stock” in the Registrant’s prospectus supplement, dated December 15, 2010, as filed with the U.S. Securities and Exchange Commission on December 16, 2010 pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, and under “Description of Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.
Item 2. Exhibits.

Exhibit
No.	Description
3.1	Articles of Amendment and Restatement of Cogdell Spencer Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-11 (File No. 333-127396)
3.2*	Articles Supplementary designating Cogdell Spencer Inc.’s 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share
3.3	Bylaws of Cogdell Spencer Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11 (File No. 333-127396)
4.1*	Form of stock certificate evidencing the 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

COGDELL SPENCER INC.
December 17, 2010	/s/ Charles M. Handy
Charles M. Handy
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Articles of Amendment and Restatement of Cogdell Spencer Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-11 (File No. 333-127396)
3.2*	Articles Supplementary designating Cogdell Spencer Inc.’s 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share
3.3	Bylaws of Cogdell Spencer Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11 (File No. 333-127396)
4.1*	Form of stock certificate evidencing the 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

*	Filed herewith.